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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Greenville First Bancshares, Inc. on Form SB-2 of our report, dated May 12, 2004, related to the consolidated financial statements as of and for the years ended December 31, 2003 and 2002, appearing in the Registration Statement (Form SB-2 No. 333-118267 as amended) Prospectus, which is incorporated by reference into this Registration Statement pursuant to Rule 462(b) under the Securities Act.

        We also consent to the reference to our firm under the captions "Experts" and "Summary Consolidated Financial Data" in such Prospectus.

/s/ ELLIOTT DAVIS, LLC

Greenville, South Carolina
September 21, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM